UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]  Definitive  Proxy  Statement

[X]  Definitive  Additional  Materials

[ ]  Soliciting  Material  Pursuant  to  Sec.240.14a-12


                      ADAIR INTERNATIONAL OIL AND GAS, INC.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No  fee  required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)     Title  of  each  class  of  securities to which transaction applies:
     2)     Aggregate  number  of  securities  to  which  transaction  applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed  maximum  aggregate  value  of  transaction:
     5)     Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount  Previously  Paid:
     2)     Form,  Schedule  or  Registration  Statement  No.:
     3)     Filing  Party:
     4)     Date  Filed:


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PRESS RELEASE

SOURCE:  Adair  International  Oil  and  Gas  Inc.

                     ADAIR RESCHEDULES SHAREHOLDERS MEETING

HOUSTON, July 25, 2002 /PRNewswire/--- John W. Adair, Chairman and CEO of Adair International Oil and Gas, Inc. (OTCBB:AIGI ) announced that the Annual Meeting of Shareholders has been rescheduled at the suggestion of the Securities and Exchange Commission to allow more time for the shareholders to receive proxy solicitation materials and make an informed decision regarding the election of directors. The current management of AIGI is engaged in a proxy contest with a group of dissident shareholders and former employees for control of the board of directors of AIGI.

"Due to the importance of giving every shareholder an opportunity to vote in this meeting, the SEC suggested that we postpone the meeting for a few days," said Adair. "I sincerely apologize for any inconvenience that our shareholders may have as a result of the rescheduled meeting, but we believe the additional time will give our shareholders more time to consider the information mailed to them for their benefit."

The 2002 Annual Meeting of Shareholders will be held in the auditorium of Chase Center on the corner of Travis and Texas in downtown Houston, Texas at 9:00 AM on August 5, 2002. Shareholders of record as of June 17, 2002 are entitled to notice of and to vote at the meeting.



Contact:
     Adair  International  Oil  and  Gas,  Inc.
     John  W.  Adair,  713-621-8241


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